Exhibit 5.1

                        Writer’s Direct Dial: +1 212 225 2680

                                   E-Mail: skang@cgsh.com

March 28, 2017

Keysight Technologies, Inc.

1400 Fountaingrove Parkway

Santa Rosa, CA 95403

Ladies and Gentlemen:

We have acted as special counsel to Keysight Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering of 13,142,856 shares of the Company’s common stock, par value $0.01 per share, including 1,714,285 shares for which the option to purchase additional shares has been exercised in full (the “Securities”), pursuant to a registration statement on Form S-3 (No. 333-216838), as amended as of its most recent effective date (March 22, 2017), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)) (as so amended, but excluding the documents incorporated by reference therein, the “Registration Statement”), and the prospectus dated March 20, 2017 (the “Base Prospectus”), as supplemented by the prospectus supplement thereto, dated March 22, 2017 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	an executed copy of the underwriting agreement dated March 22, 2017 between the Company and the several underwriters named in Schedule 1 thereto (the “Underwriting Agreement”);

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Prospectus and the documents incorporated by reference therein;

Keysight Technologies, Inc., p. 2

(d)	the certificate of Computershare Trust Company, as registrar and transfer agent for the Securities, certifying due issuance and registration of the Securities; and

(e)	the documents delivered by the Company pursuant to the Underwriting Agreement, including copies of the Company’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware and the Company’s Amended and Restated Bylaws certified by the corporate secretary of the Company.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities have been validly issued by the Company and are fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

Keysight Technologies, Inc., p. 3

We hereby consent to the use of our name in the Prospectus Supplement and in the Base Prospectus under the heading “Legal Matters” as counsel for the Company that has passed on the validity of the Securities and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated March 28, 2017. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: /s/ Sung K. Kang
Sung K. Kang, a Partner